Exhibit 4.1

HERTZ GLOBAL HOLDINGS, INC.

5.25% Convertible Senior Notes due 2014

as Issuer

INDENTURE

Dated as of May 27, 2009

Wells Fargo Bank, National Association

as Trustee

i

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	10.09
(a)(2)	10.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	10.09
(b)	10.08
(c)	N.A.
311(a)	10.13
(b)	10.13
(c)	N.A.
312(a)	11.01;11.02
(b)	11.02
(c)	11.02
313(a)	11.03
(b)(1)	N.A.
(b)(2)	10.07
(c)	1.09
(d)	11.03
314(a)	1.05; 2.06
(b)	N.A.
(c)(1)	1.05
(c)(2)	1.05
(c)(3)	N.A.
(d)	N.A.
(e)	1.05
(f)	N.A.
315(a)	10.01
(b)	1.09; 10.02
(c)	10.01
(d)	10.01
(e)	6.14
316(a)(last sentence)	1.01;
“Outstanding”
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317(a)(1)	6.03
(a)(2)	6.04
(b)	2.04
318(a)	1.04
(b)	N.A.
(c)	1.04
N.A. means not applicable

*  This Cross-Reference Table is not part of this Indenture.

INDENTURE, dated as of May 27, 2009 between the Company (as defined herein), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company desires to provide for the establishment of a new series of its debt securities to be known as its “5.25% Convertible Senior Notes due 2014” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for;

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done; and

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions and Other Provisions of General  Application

SECTION 1.01.      Definitions.

“Act” has the meaning specified in Section 1.07.

“Additional Shares” has the meaning specified in Section 9.03.

“Adjustment Event” has the meaning specified in Section 9.04(k).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.03(d)(v).

“Authentication Order” has the meaning specified in Section 2.07.

“Bankruptcy Law” has the meaning specified in Section 6.01.

“Bid Solicitation Agent” means the financial institution appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(a)(2).  The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means, solely for purposes of this Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The stated maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Carlyle” means TC Group L.L.C. (which operated under the trade name The Carlyle Group) or any successor thereof.

“Carlyle Investors” means collectively, (i) Carlyle Partners IV, L.P., a Delaware limited partnership, or any successor thereto, (ii) CEP II Participations S.ar.l, a Luxembourg limited liability company, or any successor thereto, (iii) CP IV Co-investment L.P., a Delaware limited partnership, or any successor thereto, (iv) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (v) any Affiliate of any thereof, and (vi) any successor in interest to any thereof.

“CDR” means Clayton, Dubilier & Rice, Inc. or any successor thereof.

“CDR Investors” means collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) CDR CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iv) any Affiliate of any thereof, and (v) any successor in interest to any thereof.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, or such other Capital Stock into which the Company’s common stock is reclassified or changed.

“Company” means Hertz Global Holdings, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Officer of the Company.

“Continuing Director” means a director who either was a member of the Board of Directors on the original issuance date of the Notes or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.  Solely for purposes of this definition, the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Conversion Agent” means the Person appointed by the Company to which Notes may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 9.02(a).

“Conversion Notice” has the meaning specified in Section 9.02(a).

“Conversion Obligation” has the meaning specified in Section 9.01(a).

“Conversion Price” on any date of determination means $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 9.01(a).

“Conversion Value,” for every $1,000 in principal amount of a Note being converted, means an amount equal to the sum of the Daily Conversion Values for each of the thirty (30) Settlement Period Trading Days in the Settlement Period.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at 45 Broadway, 14th Floor, New York, NY 10006, Attention: Corporate Trust Services.

 “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Current Market Price” means the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for the distribution requiring such computation.

“Custodian” has the meaning specified in Section 6.01.

“Daily Conversion Value” for any Settlement Period Trading Day equals 1/30th of (x) the Conversion Rate in effect on that Settlement Period Trading Day, multiplied by (y) the VWAP of the Common Stock on that Settlement Period Trading Day.

“Declaration Date” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date on which the distribution has been authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes, which shall initially be DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean such successor.

“Determination Date” has the meaning specified in Section 9.04(k).

“Distributed Property” has the meaning specified in Section 9.04(c).

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Fundamental Change or other similar event) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Fundamental Change or other similar event), in whole or in part, in each case on or prior to the Maturity Date of the Notes.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 9.03.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

“Expiration Date” has the meaning specified in Section 9.04(e).

“Expiration Time” has the meaning specified in Section 9.04(e).

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

“Fixed Cash Amount” has the meaning specified in Section 9.02(b).

“Fixed Dollar Amount” has the meaning specified in Section 9.02(b).

“Full Interest Period” means a period of days during which interest accrues from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(i)            a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary of the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% (or, in the case of the Investors or any “group” within the meaning of Section 13(d) of the Exchange Act of which one or more of the Investors is part, 75% or more; provided, however, that such percentage shall be calculated without considering (i) any shares of Common Stock purchased directly by the Investors from the Company in a primary offering on arms’ length terms at any time and from time to time following the date the Notes are first issued or (ii) any shares of Common Stock underlying any convertible or exchangeable securities purchased directly by the Investors from the Company in a primary offering on arms’ length terms at any time and from time to time following the date the Notes are first issued to the extent the Investors are the “beneficial owner” of such underlying shares) of the voting power of all shares of the Company’s Common Equity; provided, that any of the Company’s Common Equity of which any Investor is the “beneficial owner” shall not be included in any Common Equity of which any other “person” or “group” is the “beneficial owner.”

(ii)           consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction (i) where the holders of 50% or more of all classes of all shares of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of Common Equity of the continuing or surviving corporation or transferee immediately after such event or (ii) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity), shall not be a Fundamental Change;

(iii)          Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(v)           the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on at least one national or regional securities exchange;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities in accordance with Section 9.05, subject to the provisions of Section 9.02.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.  In addition, solely for purposes of clause (iii) above, the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect from time to time.

“Global Note” means any Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” means the Person in whose name a Note is registered in the Security Register.

“Indebtedness” for purposes of Section 6.01(g) hereof, means, with respect to any Person on any date of determination (without duplication):

(i)            the principal of indebtedness of such Person for borrowed money;

(ii)           the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)          all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv)          all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v)           all Capitalized Lease Obligations of such Person,

(vi)          the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

(vii)         all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

(viii)        all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

(ix)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this instrument, the provisions of the TIA that are deemed to be a part of and govern this instrument.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Investors” means CDR, the CDR Investors, Carlyle, the Carlyle Investors, ML and the Merrill Lynch Investors, and any of their respective affiliates and successors-in-interest.

“Last Reported Sale Price” of the Common Stock on any date means:

(i)            the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported by the New York Stock Exchange; or

(ii)           if the Common Stock is not listed for trading on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; or

(iii)          if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) for the Common Stock on that date as reported by the OTC Bulletin Board (or successor thereto); or

(iv)          if not so reported by the OTC Bulletin Board (or successor thereto), the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink OTC Market Inc. or similar organization; or

(v)           if the Common Stock is not so quoted by Pink OTC Market Inc. or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm, which may be one of the underwriters, selected by the Company for this purpose.

The Last Reported Sale Price of the Common Stock will be determined without reference to extended or after-hours trading.  If, during a period applicable for calculating the Last Reported Sale Price of the Common Stock, an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clause (i), (ii) (disregarding the proviso in clause (ii)), (iv) and (v) under the definition thereof.

“Management Investors” means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Subsidiary.

“Management Stock” means Capital Stock of the Company (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Market Disruption Event” means, if the Common Stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the relevant exchange on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means June 1, 2014.

“Merrill Lynch Investors” means, collectively, (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners L.P., A Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership or any successor thereto, (v) any Affiliate or any thereof, and (vi) any successor in interest to any thereof.

“ML” means Merrill Lynch Global Partners, Inc. or any successor thereto.

“Notes” has the meaning set forth in the first paragraph of the recitals of this Indenture.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)          Notes paid pursuant to Section 2.10 hereof and in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Paying Agent” shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Publicly Traded Securities” means shares of common stock or equivalent Common Equity listed on a national securities exchange, which will be so listed when issued or exchanged in connection with an event that would be a Fundamental Change but for the second proviso in the definition of such term.

“Record Date” means, in respect of any dividend or distribution, the date fixed for determination of holders of Capital Stock entitled to receive such distribution or, if earlier, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

“Record Expiration Date” has the meaning specified in Section 1.07(e)(iii).

“Reference Property” has the meaning specified in Section 9.05(a)(3).

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, November 15 and May 15 (whether or not a Business Day) preceding the applicable December 1 and June 1 Interest Payment Date, respectively.

“Reorganization Event” has the meaning specified in Section 9.05(a)(3).

“Reporting Additional Interest” has the meaning specified in Section 6.15.

“Reporting Date” has the meaning specified in Section 2.06.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, any assistance vice president, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his/her knowledge of and familiarity with the particular subject.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which our Common Stock is listed or admitted for trading or, if our Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor legislation.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.09.

“Settlement Period” means the thirty (30) consecutive Settlement Period Trading Days:

(i)            with respect to Conversion Dates occurring during the period beginning thirty-five (35) Scheduled Trading Days preceding the Maturity Date, beginning on and including the thirty-second (32nd) Scheduled Trading Day immediately preceding the Maturity Date; and

(ii)           in all other cases, beginning on and including the third (3rd) Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means:

(i)            a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or

(ii)           the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock of an aggregate of at least one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Settlement Period Trading Day” means a day during which:

(i)            trading in the Common Stock generally occurs on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; and

(ii)           there is no Settlement Period Market Disruption Event;

provided, however, that if on any Trading Day the Common Stock is not traded on any market, then that Trading Day shall nevertheless be a “Settlement Period Trading Day” so long as the Company is able to obtain the market value per share of the Common Stock on that Trading Day from a nationally recognized independent investment banking firm retained by the Company for this purpose (which may be one of the underwriters).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Spin-off” has the meaning specified in Section 9.04(c).

“Stock Price” means:

(i)            in the case of a Make-Whole Fundamental Change in which holders of the Common Stock receive only cash as consideration for their shares of Common Stock, the amount of cash paid per share of the Common Stock in connection with such Make-Whole Fundamental Change; or

(ii)           in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices of Common Stock over the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means a Person of which more than 50% of the outstanding voting stock (or equivalent ownership interests) is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock(or equivalent ownership interests)  which ordinarily has voting power for the election of directors, managers or trustees, as applicable, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Company” has the meaning specified in Section 5.01(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-7bbbb) as in effect on the date of this Indenture.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trading Day” means a day during which:

(i)            the New York Stock Exchange is open for trading, or if the Common Stock is not listed for trading on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so quoted or listed, any Business Day; and

(ii)           there is no Market Disruption Event.

“Trading Price” per $1,000 in principal amount of the Notes on any date of determination shall be calculated based on the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include the Company or any, or, all of the underwriters; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, then that one bid shall be used.  If the Company or the Bid Solicitation Agent, as applicable, cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the Notes or in the Company’s reasonable judgment the bid quotations are not indicative of the secondary market value of the Notes , then the Trading Price per $1,000 in principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination will be conclusive absent manifest error.

“Trading Price Measurement Period” has the meaning specified in Section 9.01(a)(2).

“Trigger Event” has the meaning specified in Section 9.04(c).

“VWAP” for the Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page HTZ.N <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 1.02.         Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Indenture have the meanings assigned to them in this Indenture;

(2)           “or” is not exclusive;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)           all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(7)           the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to;”

(8)           words in the singular include the plural, and words in the plural include the singular;

(9)           references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(10)         any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture.

SECTION 1.03.         Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein.  The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor or other obligor on the indenture securities.

SECTION 1.04.         Conflict with TIA.  If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

SECTION 1.05.         Compliance Certificates and Opinions.  Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA.  Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.  Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.09) shall include:

(1)           a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION 1.06.         Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07.      Acts of Holders; Record Dates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.07.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           (i)  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph

(whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its expense,  shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.08.

(ii)  The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 6.02, (C) any request to institute proceedings referred to in Section 6.07(ii) or (D) any direction referred to in Section 6.12, in each case with respect to Notes.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.09.

(iii)  With respect to any record date set pursuant to this Section 1.07, the party hereto that sets such record dates may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 1.07(e) in writing, and to each Holder of Notes in the manner set forth in Section 1.09, on or prior to the existing Record Expiration Date.  If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

(iv)  Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(v)  Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders or the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interest in any such Global Note through such depositary’s standing instructions and customary practices.

(vi)  The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

SECTION 1.08.      Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 45 Broadway, 14th Floor, New York, NY 10006, Attention:  Corporate Trust Services; telecopier:  (212)515-1589 or at any other address furnished in writing to the Company by the Trustee, or

(2)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07666, Attention: Chief Financial Officer (telephone: (201) 307-2000; telecopier: (201) 307-2748), with a copy to The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07666, Attention: General Counsel (telephone: (201) 307-2000; telecopier: (201) 594-3122, and to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: David A. Brittenham, Esq. and Steven J. Slutzky, Esq. (telephone: (212) 909-6000; telecopier: (212) 909-6836), or at any other address previously furnished in writing to the Trustee by the Company.

(3)           The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

SECTION 1.09.      Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.10.      Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.11.      Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 1.12.      Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.13.      Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.14.      GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.15.      Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Fundamental Change Repurchase Date or at the Maturity Date, and no interest shall accrue on such payment for the intervening period.

SECTION 1.16.      No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company shall have any liability for any obligation of the Company under this Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Holder, by accepting the Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.17.      Exhibits and Schedules.  All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 1.18.      Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.19.      Calculations.  The Company may be responsible for making certain calculations called for hereunder and under the Notes or in connection with a conversion.  These calculations include, but are not limited to, determinations of the Last Reported Sale Price, accrued interest payable on the Notes, the Daily Conversion Values, the Trading Price of the Notes and the applicable Conversion Rate on the Notes. The Company shall make these calculations in good faith, and absent manifest error, all calculations, including those performed by the Company, will be final and binding on the Holders.  The Company shall provide a schedule of our calculations to each of the Trustee and the Conversion Agent, which schedule the Trustee shall forward to any Holder of Notes upon the request of such Holder.

SECTION 1.20.      U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 2

The Notes

SECTION 2.01.      Designation, Amount and Issuance of Notes.  The Notes shall be designated as “5.25% Convertible Senior Notes due 2014.”  The Notes will not exceed the aggregate principal amount of $517,500,000, except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.10, 3.04, 5.02 and 9.02(d) of this Indenture.  Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

SECTION 2.02.      Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes, the Conversion Notice, Fundamental Change Repurchase Notice and Form of Assignment shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, hereto.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the custodian for the Global Notes, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.03(d), all of the Notes will be represented by one or more Global Notes.  The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.03(d), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.

SECTION 2.03.      Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a)           Date and Denomination.  The Notes initially shall be issued in the form of one or more Global Notes without interest coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b)           Payment at Maturity.  The Notes shall mature on June 1, 2014, unless earlier converted or repurchased in accordance with the provisions hereof.  On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date.  With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds.  With respect to any certificated Notes, principal and interest will be payable at the office of the Paying Agent in New York City, which initially will be the office or agency of the Trustee.  If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall be accrue thereon.

(c)           Payment of Interest.  Interest on the Notes will accrue at the rate of 5.25% per annum, from May 27, 2009 until the principal thereof is paid or made available for payment.  Interest shall be payable in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing on December 1, 2009, to the Holder at the close of business on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid. If any Notes are converted after the close of business on a Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, the Company shall pay on the corresponding Interest Payment Date the interest accrued and unpaid on such converted Notes notwithstanding the conversion of such Notes prior to the Interest Payment Date, assuming such Holders were the Holders of record on the corresponding Regular Record Date. If a Holder surrenders any Notes for conversion during the period from and after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date, whether or not such Holder was the Holder of record on such Regular Record Date, such Holder shall pay the Company an amount in cash equal to the interest that has accrued and will be paid on the Notes being converted on the corresponding Interest Payment Date; provided that no such payment need be made:

(i)            with respect to Notes converted after 5:00 p.m., New York City time on May 15, 2014;

(ii)           with respect to Notes converted during the period commencing on the date the Company gives notice of a Fundamental Change pursuant to Section 9.01(a)(4) to, and including, the second Trading Day immediately preceding the Fundamental Change Repurchase Date; or

(iii)          with respect to any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to the Notes surrendered for conversion.

Interest on the Notes for a Full Interest Period will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.  Interest on the Notes for any period other than a Full Interest Period will be computed on the basis of the actual number of days elapsed during the period and a three hundred sixty-five (365)-day year.

The Company shall pay interest on:

(i)            any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)           any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Holder, provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b); and

(iii)          any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Notes duly delivered to the Trustee at least five (5) Business Days prior to the relevant Interest Payment Date, provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b).

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

All references to “interest” in this Indenture shall be deemed to include Reporting Additional Interest, if any, that accrues in connection with the Company’s failure to comply with Section 2.06, if applicable, as provided by Section 6.15.

(d)           The following provisions shall apply only to Global Notes:

(i)            Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Company within ninety (90) calendar days, or (B) the Company, at its option, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes.  Any Global Note exchanged pursuant to this Section 2.03(d)(i) shall be so exchanged in whole and not in part.

(ii)           In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iii)          Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (i) or (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above or upon any request described in clause (ii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)           Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.

(vi)          At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note.  At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

SECTION 2.04.      Paying Agent to Hold Money in Trust.  Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any Default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.      Outstanding Notes.  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date cash sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be “Outstanding” for purposes of this Indenture and interest on them ceases to accrue.

SECTION 2.06.      Commission Reports.  The Company will deliver to the Trustee, within 15 calendar days after it would have been required to file with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by the Company with the Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are so filed. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee (or make available on a Company website) reports containing substantially the same information (without exhibits) as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 15 days after the Company would have been required to file the reports with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) had the Company continued to have been subject to such reporting requirements.  Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any Commission filing are not reasonably available on a timely basis as a result of the Company’s accountants not being “independent” (as defined pursuant to the

Exchange Act and the rules and regulations of the Commission thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Company shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the 180th day after the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such date, the “Reporting Date”) and provided, further, during the period that such filing has not been made or, if the Company makes such an election, such information, documents and reports have not been transmitted or made available, as the case may be, liquidated damages will accrue on the Notes at a rate of 0.50% per annum until the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company).  The Company also will comply with the other provisions of TIA §314(a) if and as applicable.

SECTION 2.07.      Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Company by one Officer of the Company.  The signature of any such Officer on the Notes may be manual or by facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes for original issue in the aggregate principal amount not to exceed $517.5 million upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”).  Such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP,” “ISIN” or other similar identification numbers of such Notes, if any, and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein (manually or by facsimile) executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.08.      Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

SECTION 2.09.      Security Registrar and Paying Agent.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Company may have one or more co-registrars.  The term “Security Registrar” includes any co-registrars.

The Company shall also maintain an office or agent within the United States where Notes may be presented for payment (the “Paying Agent”); provided, however, that at the option of the Company payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  The Company may have one or more additional paying agents, and the term “Paying Agent” includes the Paying Agent and any additional Paying Agent.

The Company initially appoints the Trustee as “Security Registrar” and “Paying Agent” in connection with the Notes until such time as such entity has resigned or a successor has been appointed.  The Company may change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders of Notes.  The Company may enter into an appropriate agency agreement with any Security Registrar or Paying Agent not a party to this Indenture.

Any such agency agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to appoint or maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 10.07.  The Company or any wholly-owned domestic Subsidiary of the Company may act as Paying Agent, Security Registrar or transfer agent.

Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.

Each Note is a registered Note and is transferable only upon surrender for registration of transfer duly endorsed as provided herein.  The Company and the Security Registrar shall deem and treat the Person in whose name such Note is registered on the Security Register as the absolute owner and Holder thereof for the purpose of receiving payment of the principal of, and interest on, such Note and for all other purposes, whether or not such Note shall be overdue, and neither the Company nor the Security Registrar shall be affected by any notice to the contrary.  All references in this Indenture and the Form of Note to a “holder” of any Note shall mean the Person in whose name such Note is at the time registered on the Security Register.

SECTION 2.10.      Mutilated, Destroyed, Lost and Stolen Notes.  If a mutilated Note is surrendered to the Security Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Security Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, a Paying Agent and the Security Registrar from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.10 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11.      Cancellation of Notes Paid, Etc.  All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures.  If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.12.      CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to them; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

Repurchase of Notes

SECTION 3.01.      Repurchase at Option of the Holder Upon a Fundamental Change.

(a)           If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than fifteen (15) Business Days or more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).  If such Fundamental Change Repurchase Date falls between a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date and the Fundamental Change

Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.  Repurchases of Notes under this Section 3.01 shall be made, at the option of the holder thereof, upon:

(1)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note by the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2)           delivery or book-entry transfer of the Notes to the Paying Agent by the Fundamental Change Repurchase Expiration Time (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in New York City, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(i)                                    if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase, or if certificated Notes have not been issued, such Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii)                                 the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                              that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the payment of the Fundamental Change Purchase Price to the relevant Holders promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)                                On or before the tenth (10th) calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of the Notes, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such mailing shall be by first class mail.  The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent.  Simultaneously with providing such notice, the Company will issue a press release containing the information set forth in the Fundamental Change Company Notice and make this information available on its website.

Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change, and the settlement method the Company has chosen to satisfy the related Conversion Obligation, if any;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)          that a Holder must exercise its repurchase right by the Fundamental Change Repurchase Expiration Time;

(x)           that the Holder shall have the right to withdraw any Notes tendered prior to the Fundamental Change Repurchase Expiration Time;

(xi)          the CUSIP number of the Notes; and

(xii)         the procedures that Holders must follow to require the Company to repurchase their Notes pursuant to this Article 3.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c)           Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price.

SECTION 3.02.      Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:

(1)    if certificated Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, or if certificated Notes have not been issued, such notice of withdrawal must comply with appropriate Depositary procedures;

(2)    the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which portion must be in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof; and

(3)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in minimum denomination of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

SECTION 3.03.      Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided herein, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue (whether or not book-entry transfer of the Notes is made or the Note is transferred or delivered to the Paying Agent, as the case may be) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Notes).  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04.      Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.05.      Covenant to Comply with Securities Laws Upon Repurchase of Notes.  The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

ARTICLE 4

Covenants

SECTION 4.01.      Payment of Principal, Premium and Interest.  The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company) as of 12:00 p.m., New York City time, on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due.

SECTION 4.02.      Maintenance of Office or Agency.

(a)           The Company shall maintain in the United States one or more offices or agencies where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency.  If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.

The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company where Notes may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a Place of Payment.

SECTION 4.03.      Existence.  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (constituent documents and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Notes.

SECTION 4.04.      Further Instruments and Acts.  The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05.      Additional Interest.  If Reporting Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Reporting Additional Interest that is payable and (ii) the date on which such Reporting Additional Interest is payable.  Unless and until a Responsible Officer receives such a certificate, the Trustee may assume without inquiry that no Reporting Additional Interest is payable.

SECTION 4.06.      Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.      Repurchase and Cancellation.  To the extent permitted by law, the Company may repurchase any Notes in the open-market or by tender offer at any price or by private agreement.  Neither the Company nor its Affiliates shall resell such Notes unless such resale is registered under the Securities Act or such resale is pursuant to an exemption from the registration requirements of the Securities Act that results in such Notes not being “restricted securities,” as such term is defined in Rule 144(a)(3) under the Securities Act.  Any Notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation.  Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

SECTION 4.08.      Provisions as to Paying Agent.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.08:

(i)        that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest on the Notes in trust for the benefit of the Holders of the Notes;

(ii)       that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and premium, if any, and accrued and unpaid interest on the Notes when the same shall be due and payable; and

(iii)      that at any time during the continuance of an Event of Default, upon written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest on the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.08 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.08, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest on any Note and remaining unclaimed for two years after such principal, premium (including the Fundamental Change Repurchase Price) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New

York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.09.      Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2009) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

ARTICLE 5

Consolidation, Merger and Sale of Assets

SECTION 5.01.      When Company May Merge or Transfer Assets.  The Company shall not (i) consolidate with or merge with or into another Person, or (ii) sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person (other than a wholly-owned Subsidiary in existence on, or created after, the date of this Indenture), unless:

(a)           either (i) the Company is the surviving corporation, or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee Person (the “Successor Company”) is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Successor Company expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and this Indenture;

(b)           immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing under this Indenture; and

(c)           the Company has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02.      Successor to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and Hertz Global Holdings, Inc. shall be discharged from its obligations under the

Notes and this Indenture.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of  Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 5 the Person named as the “Company” in Section 1.01 of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03.      Opinion of Counsel to Be Given Trustee.  Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each to the effect that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5, provided that in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with Section 5.01(b).

ARTICLE 6

Defaults and Remedies

SECTION 6.01.      Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           A Default in the payment of interest on the notes when due, and such failure continues for 30 days;

(b)           A Default in the payment of principal of the notes when due, whether at their Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c)           The failure by the Company to comply with its obligations under Section 5.01 hereof;

(d)           The failure by the Company to pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof and, if applicable, Reference Property in respect of the Conversion Obligation, as required by Article 9 hereof, upon the conversion of any Notes, and such failure continues for a period of five (5) calendar days following the applicable settlement date for such conversion as determined in accordance with Section 9.02;

(e)          The failure by the Company to provide notice of the anticipated effective date or actual effective date of a Fundamental Change, Make-Whole Fundamental Change or notice of specified corporate transactions, as described in Sections 3.01(b), 9.01(a)(3) and 9.01(a)(4), in each case, for a period of five (5) calendar days after any such notice becomes due;

(f)           the failure by the Company to comply for 60 days after the notice specified in the penultimate paragraph of this Section 6.01 with its other agreements contained in the Notes or this Indenture;

(g)          the failure by the Company or any Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a Default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or otherwise acquired or retired within 20 Business Days after such acceleration;

(h)          the taking of any of the following actions by the Company or a Significant Subsidiary, or by each of such other Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, pursuant to or within the meaning of any Bankruptcy Law:

(A)          the commencement of a voluntary case;

(B)           the consent to the entry of an order for relief against it in an involuntary case;

(C)           the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(D)          the making of a general assignment for the benefit of its creditors;

(i)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any Significant Subsidiary, or against each of such other Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, in an involuntary case;

(B)           appoints (x) a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property, or (y) a Custodian of each of such other Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, or for any substantial part of their property in the aggregate; or

(C)           orders the winding up or liquidation of the Company or any Significant Subsidiary, or of each of such other Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person;

and the order or decree remains unstayed and in effect for 60 days; or

(j)            the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $75.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

However, a Default under clause (f) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”  When a Default or an Event of Default is cured, it ceases.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (g) or (j) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (f), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.      Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least thirty percent (30%) in principal amount of the Outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may, and the Trustee shall, declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs and is continuing, the principal of and accrued interest on all the

Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration; provided, however, that no such declaration may be rescinded in respect of any Event of Default (i) in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), (ii) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 8.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected or (iii) that results from (A) a failure of the Company to repurchase Notes as provided for under Article 3 or (B) a failure of the Company to perform its conversion obligations under Article 9.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.      Other Remedies; Collection Suit by Trustee.  If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under Section 6.03 to, pursue any available remedy to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.  If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 10.07.

SECTION 6.04.      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 10.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.      Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.06.      Application of Money Collected.  Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee under Section 10.07;

Second:  To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third:  to the Company.

SECTION 6.07.      Limitation on Suits.  Subject to Section 6.08 hereof, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)           Holders of at least 30% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(iii)          such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)          the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)           the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request within such 60-day period.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.08.      Unconditional Right of Holders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all interest on such Note on the respective Maturity Date or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Maturity Date or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

SECTION 6.09.      Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10.      Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.      Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.      Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

(i)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 10.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.  This Section 6.12 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.13.      Waiver of Past Defaults.  The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(i)            in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes affected);

(ii)           in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 8.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected; or

(iii)          that results from (A) a failure of the Company to repurchase Notes as provided for under Article 3 or (B) a failure of the Company to perform its conversion obligations under Article 9.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 6.13 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.14.      Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken,

(i)            suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.  This Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Maturity Date or Interest Payment Dates expressed in such Note.

SECTION 6.15.      Failure to Comply with Reporting Covenant.  Notwithstanding anything to the contrary in this Indenture, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenants in Section 2.06  (other than as specifically set forth therein) will for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes.  Reporting Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 2.06 first occurs to, but not including, the one-hundred eightieth (180th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 2.06 shall have been cured or waived).  On such one-hundred eightieth (180th) day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 2.06 is cured or waived prior to such one-hundred eightieth (180th) day), such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration.  A Holder’s right to receive Reporting Additional Interest for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 2.06 will not affect the rights of the Holders in the event of an occurrence of any other Event of Default.

ARTICLE 7

Discharge

SECTION 7.01.      Discharge of the Indenture.

(a)           When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.10) for cancellation or (ii) all outstanding Notes have become due and payable, whether on the Maturity Date, upon a repurchase pursuant to Article 3 hereof, upon conversion pursuant to Article 9 or otherwise, and the Company irrevocably deposits with the Trustee money sufficient to pay on the Maturity Date or upon repurchase all outstanding Notes, including interest thereon to the Maturity Date or the relevant Fundamental Change Repurchase Date, as the case may be (other than Notes replaced pursuant to Section 2.10 hereof), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock (or other property) due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.01(b), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel at the cost and expense of the Company.

(b)           Notwithstanding clause (a) above, the Company’s obligations in Sections 2.04,  2.10, 10.07, 10.10 and 11.01 and this Article 7 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 10.07 shall survive such satisfaction and discharge.

SECTION 7.02.      Application of Trust Money.  The Trustee shall hold in trust cash and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 7.  It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any cash or shares of Common Stock (or other property) due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 7.03.      Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time after a full satisfaction and discharge pursuant to the terms hereof.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.

SECTION 7.04.      Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or to pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such cash and pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

Amendments

SECTION 8.01.      Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

(a)           provide for the assumption by a successor corporation pursuant to Section 5.01 hereof;

(b)           add to the covenants for the benefit of Holders of the Notes or to surrender any right or power conferred upon the Company;

(c)           add any additional events of default;

(d)           secure the Notes;

(e)           evidence and provide for the acceptance of appointment hereunder by a successor trustee and other agents and to add to or change any of the provisions hereof as necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(f)            cure any ambiguity, correct or supplement any provision hereof that may be defective or inconsistent with any other provision hereof or make any other provisions with respect to matters or questions arising hereunder that shall not adversely affect the interests of the Holders of the Notes in any material respect;

(g)           add Guarantees with respect to the Notes;

(h)           confirm and evidence the release or discharge of any Guarantee or Lien with respect to or securing the Notes where such release of discharge is provided for under this Indenture;

(i)            comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(j)            conform the provisions of the Indenture and the form or terms of the Notes to the section entitled “Description of the Notes” as set forth in the prospectus supplement related to the offering and sale of the Notes dated May 20, 2009;

(k)           add the ability of the Company to irrevocably choose, at its option, to settle conversions of the Notes with cash only or with a combination of cash and shares of its common stock;

(l)            increase the conversion rate; or

(m)          provide for the conversion of the Notes in accordance with this Indenture.

SECTION 8.02.      With Consent of Holders.  Subject to Section 6.08, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), provided, that the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 8.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.13, may not

(a)           change the terms of payment of principal, interest or any premium;

(b)           reduce the percentage of principal amount of the Notes the consent of whose holders is necessary to amend this Indenture or waive any default;

(c)           make any change that impairs or adversely affects the right of a Holder to convert any Notes pursuant to Article 9;

(d)           reduce the Fundamental Change Repurchase Price, change the time at which Holders may require any Notes to be repurchased by the Company in connection with a Fundamental Change in accordance with Article 3 or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e)           make any Note payable in a currency other than that stated in the Note;

(f)            impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(g)           change the ranking of the Notes in a manner adverse to the Holders.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03.      Execution of Amendments, Supplements or Waivers.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

SECTION 8.04.      Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph of this Section 8.04, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.07.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (a) through (g) of the second paragraph of Section 8.02.  In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note.

SECTION 8.05.      Conformity with TIA.  Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 8.06.                 Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee.  The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver..

ARTICLE 9

Conversion of Notes

SECTION 9.01.                 Right to Convert.  (a) Subject to and upon compliance with the provisions of this Article 9, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 in principal amount or multiple thereof) of such Notes, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate (the “Conversion Rate”) of 120.6637 shares of the Common Stock (subject to adjustments as provided in Sections 9.03 and 9.04 of this Indenture) per $1,000 in principal amount of Notes (the “Conversion Obligation”) only under the following circumstances:

(1)                                  Conversion Based on Common Stock Price.  A Holder may surrender its Notes for conversion during any calendar quarter commencing at any time after June 30, 2009, and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during the thirty (30) consecutive Trading-Day period ending on the last Trading Day of the immediately preceding calendar quarter is more than 130% of the applicable Conversion Price in effect on the last day of such immediately preceding calendar quarter.  Whenever the Notes shall become convertible pursuant to this Section 9.01(a)(1), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(2)                                  Conversion Upon Satisfaction of Trading Price Condition.  A Holder may surrender its Notes for conversion during the five (5) Business Day period after any ten (10) consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 in principal amount of Notes, as determined by the Company (or, at the Company’s request, by the Bid Solicitation Agent) following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(2), for each Trading Day in the Trading Price Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  In connection with any conversion in accordance with this Section 9.01(a)(2), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested in writing by the Company; and the Company shall have no obligation to determine the Trading Price of the Notes or make such request, as applicable, unless a Holder provides the Company with written notice which includes reasonable evidence that the Trading Price per $1,000 in principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Promptly after receiving such evidence, the Company shall determine, or instruct the Bid Solicitation Agent to determine, as applicable, the Trading Price of the Notes in the manner described above beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 in principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Whenever the Notes shall become convertible pursuant to this Section 9.01(a)(2), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(3)                                  Conversion Upon Specified Distributions to Holders of Common Stock.  If the Company elects to:

(ii)                                  distribute to all or substantially all holders of its Common Stock rights entitling them to purchase, for a period expiring within sixty (60) calendar days after the date of the distribution, shares of the Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on and including the Trading Day immediately preceding the declaration date for such distribution; or

(iii)                               distribute to all or substantially all holders of the Common Stock the Company’s assets, its debt securities or certain rights to purchase securities of the Company (excluding distributions described in Section 9.04(a) and (b) and other than pursuant to a stockholders’ rights plan), which distribution has a per share Fair Market Value exceeding 10% of the Last Reported Sale Price of the Common Stock on the five consecutive Trading Days immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent at least thirty-five (35) Business Days prior to the Ex-Dividend Date for such distribution.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information, including, but not limited to, the Declaration Date, and make this information available on its website.  Once the Company has given such notice, a Holder may surrender its Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place.  A Holder may not exercise a conversion right pursuant to this Section 9.01(a)(3) if such Holder may participate in the distribution described above as a result of holding the Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of such Notes, divided by the applicable Conversion Price.

(4)                                  Conversion Upon a Fundamental Change or a Make-Whole Fundamental Change.  If an event constituting a Fundamental Change occurs, a Holder may surrender its Notes for conversion at any time beginning on the Business Day following the effective date of such event until the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date corresponding to such event. If an event constituting a Make-Whole Fundamental Change occurs, a Holder may be entitled to receive an increase in the Conversion Rate in the form of Additional Shares upon any conversion. In an event constituting a Make-Whole Fundamental Change occurs, a Holder may surrender notes for conversion at any time beginning on the business day following the effective date of such event until 5:00 p.m., New York City time, on the 35th trading day after the effective date of the event.  The Company shall notify all Holders, the Trustee and the Conversion Agent of the anticipated occurrence of such a Fundamental Change or Make-Whole Fundamental Change no later than anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(5)                                  Conversion During the Period Commencing on March 1, 2014 to Maturity.  Notwithstanding anything herein to the contrary, a Holder may surrender all or a portion of its Notes for conversion at any time on or after March 1, 2014  until 5:00 p.m., New York City time on the second Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 9.02.                 Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares.  (a)                        In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (in the form of Exhibit B) (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 9.02(f), pay all transfer or similar taxes or duties and (E) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (C) if required pursuant to Section 9.02 (f), pay all transfer or similar taxes or duties; and (D) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

If a Holder has submitted any Notes for repurchase pursuant to Section 3.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date and, if such Notes are evidenced by a Global Note, the Holder complies with appropriate Depositary procedures.

(b)                                 Except as provided below, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the Conversion Obligation upon conversion of any Notes.

The Company shall from time to time make an election with respect to the method it chooses in respect of the Conversion Obligation upon conversion of any Notes.  Such election shall be effective until the Company provides notice of an election of a different method of settlement.  The Company may not elect a different method of settlement after the thirty-fifth (35th) Scheduled Trading Day preceding the Maturity Date.  The Company shall provide to all Holders, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method; provided, however, that in no event shall the Company notify a Holder who has submitted its Notes for conversion of a settlement method applicable to such conversion after the second Trading Day immediately following the related Conversion Date (or, if earlier, March 1, 2014).  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

The Company will treat all Holders converting on the same Trading Day in the same manner.  Except for all conversions that occur on of after the 35th scheduled Trading Day prior to the maturity of the Notes, we will not have any obligation to settle our conversion obligations arising on different Trading Days in the same manner.  The Company may choose on one Trading Day to settle in shares of Common Stock only and choose on another Trading Day to settle in cash or a combination of cash and shares of Common Stock.

If the Company elects to deliver cash in respect of the Conversion Obligation upon conversion of any Notes, the Company shall specify in such notice the fixed dollar amount per $1,000 in principal amount of the Notes to be paid in cash (the “Fixed Dollar Amount”); provided the Fixed Dollar Amount due upon conversion shall in no event exceed the Conversion Value.  If, in respect of any conversion, the Company has not previously made an election with respect to the settlement method it chooses in respect of any Conversion Obligation upon conversion of any Notes and does not timely make such an election, the Company shall be deemed to have elected to settle such conversion in the manner set forth in Section 9.02(b)(3).

Settlement of conversions (x) solely in shares of Common Stock (other than cash in lieu of fractional shares) shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, and (y) in cash or in a combination of cash and shares of Common Stock shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the applicable Settlement Period.

The number of shares of Common Stock, the amount of cash, or the number of shares of Common Stock and amount of cash, as the case may be, due upon conversion of any Notes shall be computed as follows:

(1)                                  if upon conversion of any Notes, the Company has elected to deliver solely shares of Common Stock in respect of the related Conversion Obligation, the Company shall deliver to each converting Holder, for each $1,000 in principal amount of Notes converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.02(i);

(2)                                  if upon conversion of any Notes, the Company has elected to pay solely cash in respect of the related Conversion Obligation, the Company shall deliver to each converting Holder, for each $1,000 in principal amount of Notes converted, cash in an amount equal to the Conversion Value; and

(3)                                  if upon conversion of any Notes, the Company has elected (or is deemed to have elected) to pay and deliver, as the case may be, a combination of cash and shares of Common Stock in respect of the related Conversion Obligation, the Company shall pay or deliver, as the case may be, to each converting Holder, for each $1,000 in principal amount of Notes converted: (A) the Fixed Dollar Amount per $1,000 in principal amount of the Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement or, if lower, the Conversion Value in cash (the “Fixed Cash Amount”) and (B) if the Fixed Cash Amount is less than the Conversion Value a number of shares of Common Stock equal to the sum, for each of the thirty-five (35) Settlement Period Trading Days in the Settlement Period, of 1/30th of (a) the Conversion Rate then in effect minus (b) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Common Stock on that Settlement Period Trading Day (plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.02(i)).

(c)                                  If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e)                                  Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(f)                                    The issuance of stock certificates on conversions of Notes shall be made without charge to the converting holder of Notes for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any other government or any political subdivision or taxing authority thereof.

(g)                                 Upon conversion, principal and accrued and unpaid interest to the Conversion Date with respect to the converted Notes shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(h)                                 If the Company’s Conversion Obligation is satisfied in Common Stock or a combination of cash and Common Stock, the Holder that has converted its Notes (or if such Person designated another Person to whom such Common Stock shall be issued and delivered, such Person) shall be treated as a holder of record of such Common Stock as of the close of business on the final Settlement Period Trading Day of the applicable Settlement Period.

(i)                                     No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes.  If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead deliver cash with respect to the fractional share calculated by multiplying the daily VWAP of the Common Stock on the final Settlement Period Trading Day of the applicable Settlement Period, by the fractional amount and rounding the product to the nearest cent.  If the Company has elected to satisfy the entire Conversion Obligation in Common Stock only, the applicable Settlement Period used to calculate the cash payment under this Section 9.02(i) shall be the Settlement Period that would be applicable if settlement of the Conversion Obligation were in cash or a combination of cash and shares of Common Stock.

SECTION 9.03.                 Increased Conversion Rate Applicable to Securities Converted in Connection With Make-Whole Fundamental Changes.  If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to each Note that is surrendered for conversion in accordance with this Article 9 shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) determined pursuant to this Section 9.03.

A conversion will be deemed to have occurred in connection with a Make-Whole Fundamental Change only if such conversion occurs on and after the business day following the Effective Date of such Make-Whole Fundamental Change and prior to the close of the Business Day immediately prior to the related Fundamental Change Repurchase Date and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied.

The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share for the Common Stock in such Make-Whole Fundamental Change.  The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.  The number of Additional Shares in the table will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.04.

The following table sets forth the number of Additional Shares per $1,000 in principal amount of the Notes by which the Conversion Rate shall be increased based on the Stock Price and Effective Date of the Make-Whole Fundamental Change:

Stock Price

Effective Date	$ 6.50	$8.50	$ 10.50	$ 12.50	$ 14.50	$ 16.50	$ 18.50	$ 20.50	$ 22.50	$24.50	$ 26.50	$ 28.50	$30.50	$ 32.50

May 27, 2009	33.1825	21.9078	15.7359	12.0158	9.5623	7.8336	6.5537	5.5693	4.7895	4.1570	3.6343	3.1956	2.8227	2.5025

June 1, 2010	33.1825	20.5574	14.3027	10.6949	8.4004	6.8288	5.6889	4.8251	4.1473	3.6010	3.1511	2.7740	2.4536	2.1781

June 1, 2011	33.1825	18.9499	12.4366	8.9306	6.8354	5.4715	4.5199	3.8183	3.2778	2.8471	2.4946	2.2000	1.9497	1.7343

June 1, 2012	33.1825	16.3434	9.6002	6.3712	4.6465	3.6259	2.9625	2.4958	2.1459	1.8710	1.6469	1.4596	1.2997	1.1614

June 1, 2013	33.1825	11.9201	5.1183	2.6449	1.6803	1.2493	1.0160	0.8646	0.7529	0.6637	0.5894	0.5261	0.4713	0.4232

June 1, 2014	33.1825	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(1)                                  if the actual Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, and the two Effective Dates, as applicable, based on a 365-day year; and

(2)                                  (a) if the actual Stock Price is greater than $32.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above pursuant to this Section 9.03), then the Conversion Rate will not be increased, or (b) if the actual Stock Price is less than $6.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above pursuant to this Section 9.03), then the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed 153.8462 per $1,000 in principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.04.

SECTION 9.04.                 Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)                                  If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the Record Date for such dividend or distribution or the effective date of such share split or share combination;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution or the effective date of such share split or share combination;

OS0	=

the number of shares of the Common Stock that are outstanding at 5:00 p.m., New York City time on the Record Date for such dividend or distribution or the effective date of such share split or share combination; and

OS’	=	the number of shares of the Common Stock that are outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (x) 5:00 p.m. on the Record Date for such dividend or distribution or (y) the effective date of such share split or share combination.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company shall issue to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than sixty (60) calendar days to subscribe for or purchase shares of the Common Stock, at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding at 5:00 p.m., New York City time on the Record Date for such distribution;

X’	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall become effective immediately after 5:00 p.m. on the Record Date for such distribution.  In the event that such rights or warrants described in this Section 9.04(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered.  In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the Board of Directors.

(c)                                  If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock, excluding (v) any dividends or distributions referred to in Section 9.04(a); (w) any rights or warrants referred to in Section 9.04(b); (x) any dividends or distributions covered by Section 9.04(d); (y) any dividends and distributions in connection with a Reorganization Event covered by Section 9.05; and (z) any Spin-off to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, or other assets or property, “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 — FMV

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Current Market Price; and

FMV	=	the Fair Market Value, on the Record Date for such distribution, of the Distributed Property, expressed as an amount per share of the Common Stock.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-off’), that are, or, when issued, will be, quoted or listed on the New York Stock Exchange, the NASDAQ Global Select Market, NASDAQ Global Market or any other national or regional securities exchange or market, the Conversion Rate will instead be adjusted based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the Record Date for such dividend or distribution

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-off.

Such adjustment shall become effective immediately after 5:00 p.m. on the Record Date for such dividend or distribution.  If such dividend or distribution is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Such adjustment in this paragraph does not apply to any distributions to the extent that the right to convert the Notes has been changed into the right to convert into Reference Property in respect of such distribution as described under Section 9.05(a)(3).

For the purposes of this Section 9.04(c) (and subject in all respects to Section 9.08), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c), (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 9.04(c) and subsections (a) and (b) of this Section 9.04, any dividend or distribution to which this Section 9.04(c) applies which also includes one or both of:

A.                                   a dividend or distribution of shares of Common Stock to which Section 9.04(a) applies; and

B.                                     a dividend or distribution of rights or warrants to which Section 9.04(b) applies,

then (1) such dividend or distribution, other than the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of rights or warrants to which Section 9.04(b) applies, shall be deemed to be a dividend or distribution to which this Section 9.04(c) applies and any Conversion Rate adjustment required by this Section 9.04(c) with respect thereto shall then be made, and (2) the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of shares of Common Stock to which Section 9.04(b) applies shall be deemed to immediately follow such dividend or distribution to which this Section 9.04(c) applies and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Record Date” of the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies and the dividend or distribution of shares of Common Stock to which Section 9.04(b) applies shall be deemed to be the Record Date of such dividend or distribution to which this Section 9.04(c) applies and (II) any shares of Common Stock included in the dividend or distribution of shares of Common Stock to which Section 9.04(a) applies or the dividend or distribution of shares of Common Stock to which Section 9.04(b) applies shall be deemed not to be “outstanding at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination” within the meaning of Section 9.04(a) or “outstanding at the close of business on the Record Date for such distribution” within the meaning of Section 9.04(b).

(d)                                 If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 — C

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the Record Date for such dividend or distribution

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution

SP0	=	the Current Market Price; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution.  In the event that any such dividend or distribution is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Such adjustment described in this paragraph does not apply to any distributions to the extent that the right to convert Notes has been changed into the right to convert into Reference Property in respect of such distribution as described under Section 9.05(a)(3).

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	FMV + (SP’ x OS’)
0S0 x SP’

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date

CR’	=	the Conversion Rate in effect immediately after the Expiration Date

FMV		the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares purchased or to be purchased in such tender or exchange offer

OS’		the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (the “Expiration Time”) after giving effect to such tender or exchange;

OS0		the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on the Trading Day immediately following the Expiration Time.

Such adjustment shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date for such tender of exchange offer.  In the event the Company or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary of the Company is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect based upon the number of shares actually purchased or exchanged if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this clause (e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9.04(e).

(f)                                    Except with respect to a Spin-Off, in cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all stockholders:

(i)                                     equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or

(ii)                                  such average Last Reported Sale Prices exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options, or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options, or cash comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Notes held, divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.

(g)                                 To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange or any other securities exchange on which the Company’s common stock shall be then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase, which notice will be given at least fifteen (15) calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i)                                     All calculations and other determinations under this Article 9 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  No adjustment pursuant to this Section 9.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time.  However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1% within one year of the first adjustment carried forward, upon a Fundamental Change, upon a Make-Whole Fundamental Change, and on each day beginning with the thirty-second (32nd) Scheduled Trading Day and ending on and including the second (2nd) Scheduled Trading Day prior to the Maturity Date.

(j)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website.  In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Security Register within twenty (20) calendar days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                  In any case in which this Section 9.04 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Section 9.04(a), 9.04(b), 9.04(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 9.04(a), (iii) a Record Date for the determination of stockholders entitled to receive rights or warrants pursuant to Section 9.04(b), or (iv) the expiration date for any tender or exchange offer pursuant to Section 9.04(e), (each, a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 9.04.  For purposes of this Section 9.04(k), the term “Adjustment Event” shall mean:

(1)                                  in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2)                                  in any case referred to in clause (ii) hereof, the occurrence of such event;

(3)                                  in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4)                                  in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)                                     Notwithstanding any of the foregoing clauses in this Section 9.04, the applicable Conversion Rate will not be adjusted pursuant to this Section 9.04 if the Holders of the Notes will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 9.04 without conversion of such Holder’s Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of the Notes held by the Holder divided by the applicable Conversion Price.  In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.  In addition, the applicable Conversion Rate will not be adjusted:

(1)                                  for the issuance of shares of Common Stock, including in connection with satisfaction of the Company’s Conversion Obligation in a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities;

(2)                                  upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(3)                                  upon the issuance of any shares of the Common Stock or options or rights to acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(4)                                  upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) above and outstanding as of May 27, 2009;

(5)                                  for a change in the par value (or a change to no par value or from no par value to par value) of the Common Stock; or

(6)                                  for accrued and unpaid interest.

(m)                               For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n)                                 Whenever any provision of this Article 9 requires a calculation of a number of shares of Common Stock equal to a sum or an average of the VWAPs or the Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.

SECTION 9.05.                                                               Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                  In the event of:

(1)                                  any reclassification of the outstanding Common Stock (other than a change in par value or a change to or from no par value or as a result of a share split or share combination to which Section 9.04(a) applies);

(2)                                  any binding share exchange, consolidation, recapitalization, reclassification, combination or merger or similar event involving the Company; or

(3)                                  any conveyance, transfer, sale, lease or other disposition to another Person of all or substantially all of the Company’s assets,

in which holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Notes shall, and the Notes shall, without the consent of any Holder, become convertible based on the type and amount of consideration that the holders of a number of shares of Common Stock equal to the principal amount of Notes divided by the Conversion Price would have received in such Reorganization Event.  If the Reorganization Event causes the Common Stock to be exchanged for more than a single type of consideration determined, based in part upon any form of stockholder election, the Reference Property into which the Notes will be convertible will be deemed to be, (i) if Holders of a majority of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the Holders of Common Stock that affirmatively made such an election or (ii) if Holders of a majority of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such Holders.  In all cases, the provisions under Section 9.02 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement.  The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 9.

(b)                                 The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register of the Notes maintained by the Security Registrar, within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

SECTION 9.06.                                                                 Certain Covenants.  (a)  The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b)                                 The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c)                                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national or regional securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 9.07.                                                               Notice to Holders Prior to Certain Actions.  Except where notice is required pursuant to Section 9.01, in case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(b)                                 the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(c)                                  of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value or to or from no par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the declaration date of the dividend or other distribution, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 9.08.                                                               Stockholder Rights Plans.  If the rights provided for in any rights plan adopted by the Company have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Notes, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders rights agreement.  If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 9.04(c) at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 9.09.                                                               Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 9.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 9.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 9.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 9.01.

ARTICLE 10

The Trustee

SECTION 10.01.                                                         Certain Duties and Responsibilities.

(a)                                  Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)                                  this subsection shall not be construed to limit the effect of subsection (a) of this Section,

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided in Section 6.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(4)                                  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 10.02.                                                         Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes entitled to receive reports pursuant to Section 11.03, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes; and provided, further, that in the case of any default of the character specified in Section 6.01(f) with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

SECTION 10.03.                                                         Certain Rights of Trustee.  Subject to the provisions of Section 10.01:

(a)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)                                 the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)                                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

SECTION 10.04.                                                         Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 10.05.                                                         May Hold Notes.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 10.8 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 10.06.                                                         Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 10.07.                                                         Compensation and Reimbursement.  The Company agrees:

(1)                                  to pay to the Trustee from time to time compensation as agreed upon from time to time in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                  to fully indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including taxes other than taxes based upon the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligation of the Company under this Section the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(h) or 6.01(i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 10.08.                                                         Disqualification; Conflicting Interests.  If the Trustee has or shall acquire any conflicting interest, it shall, within 90 days after ascertaining that it has such conflicting interest and a Default occurs, either eliminate such conflicting interest or resign with respect to the Notes in the manner prescribed in the TIA.

SECTION 10.09.        Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified, in this Article.

SECTION 10.10.        Resignation and Removal, Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.

(b)           The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c)           The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within 30 days after such Act of removal, the retiring Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(d)                                 If at any time:

(1)           the Trustee shall fail to comply with Section 10.08(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 10.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 10.11, if, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f)            The Company shall give notice of each resignation and each Removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Notes as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 10.11.        Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges (and the charges of its agents and counsel), execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           Upon request of any successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 10.12.        Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 10.13.        Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

SECTION 10.14.        Appointment of the Authenticating Agent.  At any time when any of the Notes remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.10, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall provide notice thereof pursuant to Section 1.09.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon an alternate certificate of authentication in the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, As Trustee

By
as Authenticating Agent

By
Authorized Signatory”

Dated:

SECTION 10.15.        Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 11

Holders’ Lists And Reports By Trustee And The Company

SECTION 11.01.        The Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee

(1)           semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and to the extent and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Section 11.01.

SECTION 11.02.        Preservation of Information; Communications to Holders.  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar; provided, however, that if and so long as the Trustee shall be the Security Registrar, the Security Register shall satisfy the requirements relating to such list.  None of the Company or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list.  The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

SECTION 11.03.        Reports by Trustee.  Within 60 days after each December 15, beginning with December 15, 2009, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain outstanding.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the Commission and with the Company.  The Company will notify the Trustee when any Notes are listed on any stock exchange.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HERTZ GLOBAL HOLDINGS, INC.,
as Issuer

By:	/s/ Elyse Douglas
Name:
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Martin Reed
Name:
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	Initially $[ ]

5.25% Convertible Senior Note due 2014

CUSIP No.: 42805T AA3
ISIN: US42805TAA34

HERTZ GLOBAL HOLDINGS, INC., a Delaware corporation (and its successors and assigns), promises to pay to [CEDE & CO.](1), or its registered assigns, the principal sum of [                        ] MILLION DOLLARS ($[                ]) [(or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto)](1), on June 1, 2014, and to pay interest thereon from May 27, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year, commencing on December 1, 2009, at the rate of 5.25% per annum, until the principal hereof is paid or made available for payment or converted.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

Interest on the Notes for a Full Interest Period will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.  Interest on the Notes for any period other than a Full Interest Period will be computed on the basis of the actual number of days elapsed during the period and a three hundred sixty-five (365)-day year.  If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.  This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

(1)                                  Use bracketed language only if Global Note.

HERTZ GLOBAL HOLDINGS, INC., as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

5.25% Convertible Senior Note due 2014

HERTZ GLOBAL HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of May 27, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”), as trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered.  All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.                                      Method of Payment

The Company will pay interest on the Notes to the Persons who are registered holders of Notes at 5:00 p.m., New York City time, on the May 15 and November 15 next preceding the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.

The Company shall pay interest on:

(i)                                     any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)                                  any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Security Register; provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b) of the Indenture; and

(iii)                               any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Notes duly delivered to the Trustee at least five (5) Business Days prior to the relevant Interest Payment Date; provided, however, on the Maturity Date, interest will be payable as described in Section 2.03(b) of the Indenture.

2.                                      Paying Agent, Security Registrar, Conversion Agent and Bid Solicitation Agent

Initially, the Trustee will act as Paying Agent, Security Registrar, Conversion Agent and Bid Solicitation Agent.  The Company may appoint and change any Paying Agent, Security Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent without notice.  The Company may act as Paying Agent, Security Registrar or co-registrar.

3.                                      Repurchase of Notes at the Option of Holders

If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, in accordance with the terms of the Indenture.

4.                                      Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 in principal amount or multiple thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice as provided in the Indenture and this Note, to the Company at the office of the Conversion Agent and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney.  Except as provided in the Indenture, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock and, if applicable, Reference Property in respect of the Conversion Obligation upon conversion of any Notes.  The Company may elect, in accordance with the Indenture, a different settlement method pursuant to the terms of the Indenture.  If, in respect of any conversion, the Company has not previously made an election with respect to the settlement method it chooses in respect of any Conversion Obligation upon conversion of any Notes and does not timely make such an election, the Company shall be deemed to have elected to settle such conversion in the manner set forth in Section 9.02(b)(3) of the Indenture.  The initial Conversion Rate shall be 120.6637 shares of Common Stock for each $1,000 in principal amount of Notes.  No fractional shares of Common Stock will be issued upon conversion of any Note or Notes, but instead cash will be paid to the Holder as provided in Section 9.02(i) of the Indenture.  No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

5.                                      Denominations, Transfer, Exchange

The Notes are in Global Form without coupons in denominations of $2,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

7.                                      Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

8.                                      Amendment,Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture.

9.                                      Defaults and Remedies

Under certain circumstances specified in the Indenture, after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Outstanding Notes may rescind and annul such declaration with respect to the Notes and its consequences.

Subject to certain conditions in the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding may, on behalf of the Holders of all the Notes, waive certain past Defaults under the Indenture and its consequences.

10.                                Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11.                                No Recourse Against Others

No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.

12.                                Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

13.                                Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), 1EN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

14.                                GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.                                CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

HERTZ GLOBAL HOLDINGS INC.

5.25% Convertible Senior Notes due 2014

The initial principal amount of this Global Note is [                                       ] DOLLARS ($[              ]).  The following, exchanges, purchases or conversion of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of the Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF CONVERSION NOTICE]

TO:                            HERTZ GLOBAL HOLDINGS, INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock and, if applicable, Reference Property deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

B-1

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:                            HERTZ GLOBAL HOLDINGS INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Hertz Global Holdings, Inc. (the “Company”) describing the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof; provided, however, that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date and the Company will pay only 100% of the principal amount of the Notes to be repurchased to the Holder surrendering this Note for repurchase.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

C-1

EXHIBIT D

[FORM OF ASSIGNMENT]

For value received                                         hereby sell(s) assign(s) and transfer (s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

D-1